AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2009

REGISTRATION NO. 333-138157

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANLEY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3658790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3101 Wilson Boulevard, Suite 700
Arlington, Virginia 22201
(703) 684-1125
(Address, including zip code and telephone number, of principal executive offices)

STANLEY, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Philip O. Nolan

Chairman, President and Chief Executive Officer

Stanley, Inc.

3101 Wilson Boulevard, Suite 700

Arlington, Virginia 22201

(703) 684-1125

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John B. Beckman

Hogan & Hartson LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Pursuant to the rules of the Securities and Exchange Commission (the “Commission”) and the guidance provided by the staff of the Commission, Stanley, Inc. (the “Company”) files this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-138157, filed with the Commission on October 23, 2006 (the “Registration Statement”), solely to deregister the indeterminate amount of plan interests registered pursuant to the Company’s Employee Stock Purchase Plan (“ESPP”).  The Company initially registered 400,000 shares of its common stock and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an indeterminate amount of plan interests for issuance under the ESPP.  The 400,000 shares of Company common stock issuable under the ESPP consist of authorized and unissued shares of common stock; none of the shares issuable under the ESPP will be purchased in the open-market.  Accordingly, this Post-Effective Amendment No. 1 is filed to deregister the indeterminate amount of plan interests previously registered for issuance under the ESPP.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on August 7, 2009.

STANLEY, INC.

By:	/s/	Philip O. Nolan
Philip O. Nolan
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip O. Nolan	Chairman, President, Chief Executive	August 7, 2009
Philip O. Nolan	Officer and Director (Principal Executive
Officer)

/s/ Brian J. Clark	Executive Vice President and Chief
Brian J. Clark	Financial Officer (Principal Financial	August 7, 2009
Officer and Principal Accounting Officer)

*	Executive Vice President for Strategic	August 7, 2009
George H. Wilson	Operations and Director

*	Director	August 7, 2009
William E. Karlson

*	Director	August 7, 2009
James C. Hughes

*	Director	August 7, 2009
John P. Riceman

*	Director	August 7, 2009
General Jimmy D. Ross, USA (Ret.)

*	Director	August 7, 2009
Lt. General Richard L. Kelly, USMC (Ret.)

*	Director	August 7, 2009
Charles S. Ream

*By:	/s/ Philip O. Nolan
Philip O. Nolan
Attorney-In-Fact

3